                                                                    Exhibit 6(a)



                  ===========================================



                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           SURVIVAL TECHNOLOGY, INC.

                                      AND

                        BRUNSWICK BIOMEDICAL CORPORATION



                         ------------------------------

                         Dated as of September 11, 1996
                         ------------------------------



                  ===========================================

                               TABLE OF CONTENTS


                                                                            Page
SECTION 1 - THE MERGER                                                         1
     1.1     The Merger.....................................................   1
     1.2     Effective Time.................................................   1
     1.3     Closing........................................................   1
     1.4     Effects of the Merger..........................................   1
     1.5     Certificate of Incorporation and By-Laws.......................   2
     1.6     Directors and Officers.........................................   2
     1.7     Conversion of Stock............................................   2
     1.8     Options........................................................   3
     1.9     Common Stock Warrants..........................................   3
     1.10    Estate Warrant.................................................   4
     1.11    Class A Common Stock Warrants..................................   4
     1.12    Exchange of Certificates, Options and Warrants.................   5
     1.13    No Fractional Shares...........................................   6
     1.14    Retirement of Certain Shares of STI Common Stock...............   6
     1.15    Closing of Brunswick Transfer Books............................   6
     1.16    Dissenting Shares..............................................   6

SECTION 2 - REPRESENTATIONS AND WARRANTIES OF BRUNSWICK.....................   7
     2.1     Organization...................................................   7
     2.2     Authority to Execute and Perform Agreement.....................   7
     2.3     Capitalization.................................................   8
     2.4     Subsidiaries and Other Affiliates..............................   9
     2.5     Financial Statements...........................................   9
     2.6     Absence of Undisclosed Liabilities.............................  10
     2.7     No Material Adverse Change.....................................  10
     2.8     Tax Matters....................................................  10
     2.9     Compliance with Laws...........................................  11
     2.10    No Breach......................................................  11
     2.11    Actions and Proceedings........................................  12
     2.12    Contracts and Other Agreements.................................  12
     2.13    Bank Accounts and Powers of Attorney...........................  13
     2.14    Properties.....................................................  14
     2.15    Intellectual Property..........................................  14
     2.16    Customers......................................................  14
     2.17    Accounts Receivable............................................  15
     2.18    Inventory......................................................  15
     2.19    Employee Benefit Plans.........................................  15
     2.20    Employee Relations.............................................  16
     2.21    Transactions with Management...................................  16
     2.22    Insurance......................................................  16
     2.23    Brokerage......................................................  17
     2.24    Hazardous Materials............................................  17
     2.25    Certain Information............................................  17

                                      (i)


SECTION 3 - REPRESENTATIONS AND WARRANTIES OF STI...........................  18
     3.1     Organization...................................................  18
     3.2     Authority to Execute and Perform Agreement.....................  18
     3.3     Capitalization.................................................  18
     3.4     Subsidiaries and Other Affiliates..............................  19
     3.5     SEC Reports....................................................  19
     3.6     Financial Statements...........................................  20
     3.7     Absence of Undisclosed STI Liabilities.........................  20
     3.8     No Material Adverse Change.....................................  20
     3.9     No Breach......................................................  20
     3.10    Actions and Proceedings........................................  21
     3.11    Certain Information............................................  21
     3.12    Brokerage......................................................  21

SECTION 4 - COVENANTS AND AGREEMENTS........................................  21
     4.1     Conduct of Business............................................  21
     4.2     Corporate Examinations and Investigations......................  23
     4.3     Expenses.......................................................  23
     4.4     Authorization from Others......................................  23
     4.5     Consummation of Agreement......................................  23
     4.6     Further Assurances.............................................  24
     4.7     STI Stockholder Action.........................................  24
     4.8     STI Proxy Statement............................................  24
     4.9     Brunswick Proxy Statement/PPM; Questionnaire...................  24
     4.10    Brunswick Stockholder Action...................................  24
     4.11    Brunswick's Compliance with Exchange Act.......................  25
     4.12    STI's Compliance with Exchange Act.............................  25
     4.13    Public Announcements and Confidentiality.......................  25
     4.14    Indemnification by STI.........................................  25
     4.15    Registration Statement.........................................  25

SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
              OF EACH PARTY TO CONSUMMATE THE MERGER........................  26
     5.1     Consents and Approvals.........................................  26
     5.2     Absence of Order...............................................  26
     5.3     Nasdaq Listing.................................................  26
     5.4     Tax Opinions...................................................  26
     5.5     Employment Agreement...........................................  27

SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                    STI TO CONSUMMATE THE MERGER............................  27
     6.1     Representations, Warranties and Covenants......................  27
     6.2     Questionnaires.................................................  27
     6.3     Opinion of Counsel to Brunswick................................  27
     6.4     Merger Documents...............................................  27
     6.5     Dissenting Shares..............................................  27
     6.6     Certificates...................................................  27

                                     (ii)

      6.7  Comfort Letter...................................................  27

SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                BRUNSWICK TO CONSUMMATE THE MERGER..........................  28
      7.1  Representations, Warranties and Covenants........................  28
      7.2  Registration Rights Agreement....................................  28
      7.3  Opinion of Counsel to STI........................................  28
      7.4  Merger Documents.................................................  28
      7.5  Certificates.....................................................  28

SECTION 8 - TERMINATION, AMENDMENT AND WAIVER...............................  28
      8.1  Termination......................................................  28
      8.2  Effect of Termination............................................  29
      8.3  Amendment........................................................  29
      8.4  Waiver...........................................................  29

SECTION 9 - MISCELLANEOUS...................................................  29
      9.1  No Survival......................................................  29
      9.2  Notices..........................................................  30
      9.3  Entire Agreement.................................................  31
      9.4  Governing Law....................................................  31
      9.5  No Third Party Beneficiaries.....................................  31
      9.6  Binding Effect; No Assignment....................................  31
      9.7  Variations in Pronouns...........................................  31
      9.8  Counterparts.....................................................  31

Schedules:

BRUNSWICK DISCLOSURE SCHEDULE

STI DISCLOSURE SCHEDULE

Exhibits:
- --------

EXHIBIT A -- First Amended and Restated Certificate of Incorporation of STI EXHIBIT B -- Amended and Restated STI By-Laws
EXHIBITS C-1 and C-2 -- Private Placement and Resale Registration Questionnaire


                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 11, 1996 is between Survival Technology, Inc. ("STI"), a Delaware corporation, and Brunswick Biomedical Corporation ("Brunswick"), a Massachusetts corporation. The parties wish to effect the combination of Brunswick and STI through a merger of Brunswick with and into STI on the terms and conditions set forth in this Agreement. This Agreement is intended to be a "plan of reorganization" with the meaning of (S)368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          Accordingly, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:


                             SECTION 1 - THE MERGER

          1.1   The Merger.  Upon the terms and subject to the conditions of
                ----------
     this Agreement, Brunswick shall be merged with and into STI (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"). The Merger shall occur at the Effective Time (as defined in Section 1.2). Following the Merger, STI shall be the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Brunswick shall cease.

          1.2   Effective Time.  As soon as practicable after satisfaction or
                --------------
     waiver of all conditions to the Merger, the parties shall cause the Merger to be consummated by filing and recording a certificate of merger in accordance with Section 252(c) of the DGCL ("Certificate of Merger") and articles of merger in accordance with Section 79 of the MBCL ("Articles of Merger") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Certificate of Merger and the Articles of Merger are duly filed with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts in accordance with the DGCL and the MBCL, respectively, or at such later time as is specified in the Certificate of Merger and the Articles of Merger (the "Effective Time").

          1.3   Closing.  Immediately prior to the filing of the Certificate of
                -------
     Merger and the Articles of Merger, a closing (the "Closing") shall be held at the executive offices of STI as set forth in Section 9.2 (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The Closing shall take place at a date and time agreed upon by Brunswick and STI, which shall be as promptly as practicable after the day this Agreement is approved by the stockholders of Brunswick and the stockholders of STI. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

          1.4   Effects of the Merger.  The Merger shall have the effects set
                ---------------------
     forth in Sections 259, 260 and 261 of the DGCL and Sections 80 and 81 of the MBCL.

          1.5   Certificate of Incorporation and By-Laws.  The certificate of
                ----------------------------------------
     incorporation and by-laws of STI, in each case as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation immediately after the Effective Time;

     provided that at the Effective Time the certificate of incorporation shall
     --------
     be amended and restated substantially as set forth on Exhibit A hereto and
                                                           ------- -
     the by-laws shall be amended and restated substantially as set forth in

     Exhibit B hereto.
     ------- -

          1.6   Directors and Officers.  The directors and officers of STI
                ----------------------
     immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time. In accordance with the certificate of incorporation of the Surviving Corporation as amended at the Effective Time, the Board of Directors shall be divided into three classes, with the initial term of each class, commencing with the first class, expiring at each of the three annual meetings of stockholders following the Surviving Corporation's 1997 fiscal year.

          1.7   Conversion of Stock.  At the Effective Time, by virtue of the
                -------------------
     Merger and without any action on the part of STI or Brunswick:

               (i) Each share of Brunswick Common Stock (as defined below) outstanding immediately prior to the Effective Time, other than (A) shares held by Brunswick as treasury stock and (B) Dissenting Shares (as defined in Section 1.16), shall be converted into the right to receive 2.1 shares of STI Common Stock ("STI Common Stock"), $0.10 par value per share (the "Common Per Share Merger Consideration"). The right to receive STI Common Stock as provided in this paragraph (i) shall except as otherwise provided in this Section 1.7, be the sole and exclusive consideration to be received by the holders of Brunswick Common Stock on account of the Merger, notwithstanding any other provision of such Brunswick Common Stock or any agreement related thereto.

               (ii) Each share of Series A Preferred, Series B Preferred, Series C Preferred and Series F Preferred (including shares of the Series D Preferred and Series E Preferred, which have been reclassified as shares of the Series F Preferred) of Brunswick (each as defined below and, collectively, "Brunswick Preferred Stock") outstanding immediately prior to the Effective Time, other than (A) shares held by Brunswick as treasury stock and (B) Dissenting Shares (as defined in Section 1.16), shall be converted into the right to receive 2.5 shares of STI Common Stock, consisting of (i) 2.1 shares of STI Common Stock issued at the Effective Time and (ii) a warrant (the "STI Merger Warrants") in a form to be agreed upon to purchase 0.40 shares of STI Common Stock at an exercise price of $11.00 per share exercisable for a period of five years from the Effective Time (collectively, the "Preferred Per Share Merger Consideration," and together with the Common Per Share Merger Consideration, the "Per Share Merger Consideration"). The Preferred Per Share Merger Consideration to be received on account of each share of Brunswick Preferred Stock is hereinafter referred to as an "STI Unit." The right to receive STI Units as provided in this paragraph (ii) shall except as otherwise provided in this Section 1.7, be the sole and exclusive consideration to be received by the holders of Brunswick Preferred Stock (together with the Brunswick Common Stock, the "Brunswick Capital Stock") on account of the Merger, notwithstanding any other provision of such Brunswick Preferred Stock or any agreement related thereto, and no holder shall be entitled to receive any accrued and unpaid dividends on account of the Brunswick Preferred Stock in connection with the exchange thereof in the Merger.

               (iii) All shares of Brunswick Capital Stock held at the Effective Time by Brunswick as treasury stock shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

               (iv)  All Dissenting Shares shall be handled in accordance with
     Section 1.16.

               (v) Each share of STI Common Stock held at the Effective Time by Brunswick shall be retired in accordance with Section 1.14.

          1.8   Options.  At the Effective Time, each outstanding and
                -------
     unexercised Brunswick stock option shall cease to represent a right to acquire shares of Brunswick Common Stock and shall be converted automatically into an option to purchase shares of STI Common Stock in an amount and at an exercise price determined as provided below:

          (a) The number of shares of STI Common Stock subject to the new option shall be equal to the product of the number of shares of Brunswick Common Stock subject to the original option and 2.1, provided that any fractional shares of STI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (b) The exercise price per share of STI Common Stock under the new option shall be equal to the quotient obtained by dividing the exercise price per share of Brunswick Common Stock under the original option by 2.1, provided that such exercise price shall be rounded to the nearest cent.

          The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to Brunswick shall be deemed to be references to STI.

          1.9   Common Stock Warrants.  At the Effective Time, all outstanding
                ---------------------
     warrants to acquire Brunswick Common Stock (other than the Estate Warrant, as defined in Section 1.10 hereof), whether or not then exercisable, shall be assumed by STI subject to the amendments described in this Section 1.9 and as otherwise provided in the Private Placement and Resale Registration Questionnaire substantially in the form of Exhibits C-1 and C-2 hereto (the
                                                -------- ---     ---
     "Questionnaire"). The warrants so assumed by STI shall continue to have, and be subject to, the same terms and conditions set forth in such warrants as in effect immediately prior to the Effective Time, except that (a) each such warrant shall be exercisable for that number of whole shares of STI Common Stock equal to the product of the number of shares of Brunswick Common Stock into which such warrant was exercisable immediately prior to the Effective Time and 2.1, rounded to the nearest whole share of STI Common Stock, as required by the terms of such warrant, (b) the exercise price per share of STI Common Stock under such warrant shall be equal to the exercise price per share of Brunswick Common

     Stock immediately prior to the Effective Time divided by 2.1 and rounded to the nearest cent, and (c) all references to Brunswick shall be deemed references to STI. STI shall reserve for issuance the number of shares of STI Common Stock issuable upon exercise of each such warrant as determined pursuant to this Section 1.9.

          1.10  Estate Warrant.  At the Effective Time, the warrant to acquire
                --------------
     50,000 shares of Brunswick Common Stock, which was issued by Brunswick to the Estate of Dr. Stanley J. Sarnoff, Robert Herzstein as Personal Representative as of April 15, 1996 (the "Estate Warrant") shall be assumed by STI subject to the amendments described in this Section 1.10. The Estate Warrant so assumed by STI shall continue to have, and be subject to, the same terms and conditions set forth therein as in effect immediately prior to the Effective Time, except that (a) it shall be exercisable for that number of whole shares of STI Common Stock equal to the product of the number of shares of Brunswick Common Stock into which such warrant was exercisable immediately prior to the Effective Time and 2.5, as required by the terms of such warrant, (b) the exercise price per share of STI Common Stock under such warrant shall be equal to the exercise price per share of Brunswick Common Stock immediately prior to the Effective Time divided by 2.5, and (c) all references to Brunswick shall be deemed references to STI. STI shall reserve for issuance the number of shares of STI Common Stock issuable upon exercise of the Estate Warrant as determined pursuant to this
     Section 1.10.

          1.11  Class A Common Stock Warrants.  At the Effective Time, all
                -----------------------------
     outstanding Series A Warrants and Series B Warrants to acquire Brunswick Class A Common Stock (collectively, the "Brunswick Class A Common Stock Warrants"), whether or not then exercisable, shall be assumed by STI subject to the amendments described in this Section 1.11. The warrants so assumed shall continue to have, and be subject to, the same terms and conditions set forth in the Brunswick Class A Common Stock Warrants as in effect immediately prior to the Effective Time, except that:

          (i) as to the Series A Warrants, (a) each such warrant shall be exercisable for that number of whole shares of STI Class A Common Stock, $.10 par value per share (the "Class A Common Stock") equal to the product of the number of shares of Brunswick Class A Common Stock into which such warrant was exercisable immediately prior to the Effective Time and 2.5046, rounded to the nearest whole share of STI Class A Common Stock, as required by the terms of such warrant, (b) the exercise price per share of STI Class A Common Stock under such warrant shall be equal to the product of $.10 and 2.5046, rounded to the nearest cent, and (c) all references to Brunswick shall be deemed references to STI; and

          (ii) as to the Series B Warrants, (a) each such warrant shall be exercisable for that number of whole shares of STI Class A Common Stock equal to the product of the number of shares of Brunswick Class A Common Stock into which such warrant was exercisable immediately prior to the Effective Time and 2.5046, rounded to the nearest whole share of STI Class A Common Stock, as required by the terms of such warrant, (b) the exercise price per share of STI Class A Common Stock under such warrant shall be equal to the exercise price per share of Brunswick Class A Common Stock immediately prior to the Effective

     Time divided by 2.5046, rounded to the nearest cent, and (c) all references to Brunswick shall be deemed references to STI.

          STI shall reserve for issuance (i) the number of shares of STI Class A Common Stock issuable upon exercise of each such warrant as determined pursuant to this Section 1.11, and (ii) the number of shares of STI Common Stock issuable upon conversion of the shares of the STI Class A Common Stock from time to time issued and outstanding or so reserved.

          1.12  Exchange of Certificates, Options and Warrants.
                ----------------------------------------------

               (a) Prior to the Closing Date, STI shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, STI shall cause the Exchange Agent to mail to all former holders of record of Brunswick Capital Stock instructions for surrendering their certificates representing Brunswick Capital Stock in exchange for a certificate or certificates representing the Per Share Merger Consideration. Upon surrender of a Brunswick Common Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by STI, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of STI Common Stock into which the shares of Brunswick Common Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Upon surrender of a Brunswick Preferred Stock certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by STI, the holder of such certificate shall be entitled to receive in exchange therefor (i) a Warrant representing the STI Merger Warrants and (ii) a certificate representing that number of whole shares of STI Common Stock into which the shares of Brunswick Preferred Stock theretofore represented by such certificate so surrendered shall have been converted pursuant to the provisions of this Agreement, and the certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 1.12, each Brunswick Capital Stock certificate (other than certificates for shares to be canceled in accordance with Sections 1.7.(iii), (iv) and (v)) shall represent for all purposes the right to receive the applicable Per Share Merger Consideration and cash in lieu of fractional shares of STI Common Stock, if any, as provided in Section 1.13. No dividends or other distributions that are declared on STI Common Stock and payable to the holders of record thereof after the Effective Time will be paid to holders of certificates representing Brunswick Capital Stock until such holders surrender their certificates. Upon such surrender, there shall be paid to the record holder of the certificates representing shares of STI Common Stock issued upon such exchange, the amount of dividends or other distributions that become payable after the Effective Time and were not paid because of the failure to surrender certificates for exchange. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon. STI Common Stock and STI Merger Warrants (if applicable) into which Brunswick Capital Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. If any STI Common Stock certificates or STI Merger Warrants are to be issued in a name other than the name in which the Brunswick Capital Stock certificate surrendered is registered, it shall be a condition of such exchange that the person requesting such exchange shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such STI Common Stock or such STI Merger Warrants in a name other than the name of the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (b) As soon as practicable after the Effective Time, STI shall cause the Exchange Agent to mail to all holders of record of the Brunswick stock options, the Brunswick Common Stock Warrants, the Estate Warrant and the Brunswick Class A Common Stock Warrants described in Sections 1.8, 1.9,
     1.10 and 1.11, respectively, instructions for surrendering such options or warrants, as applicable, in exchange for options or warrants issued by STI. Upon surrender of an option or warrant for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by STI, the holder of such option or warrant shall be entitled to receive in exchange therefor a replacement option or warrant issued by STI and subject to the terms of Sections 1.8, 1.9, 1.10 or 1.11, as applicable.

          1.13  No Fractional Shares.  No certificates representing fractional
                --------------------
     shares of STI Common Stock shall be issued in the Merger. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, each holder of shares of Brunswick Capital Stock who would otherwise have been entitled to a fractional share of STI Common Stock will receive upon surrender of a Brunswick Capital Stock certificate an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of a share of STI Common Stock on the trading day immediately preceding the Closing Date as reported on the Nasdaq National Market.

          1.14  Retirement of Certain Shares of STI Common Stock.  At the
                ------------------------------------------------
     Effective Time, the 1,888,126 shares of STI Common Stock held beneficially and of record by Brunswick shall be deemed repurchased by STI and retired by its Board of Directors, and pursuant to Section 243 of the DGCL, shall resume the status of authorized and unissued shares of STI Common Stock.

          1.15  Closing of Brunswick Transfer Books.  No transfers of shares of
                -----------------------------------
     Brunswick Capital Stock shall be made on the stock transfer books of Brunswick after the Effective Time. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation or its agent nor any party to the Merger shall be liable to a holder of any Brunswick security for any amount paid (including amounts pursuant to Section 1.13) or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

          1.16  Dissenting Shares.
                -----------------

               (a) Shares of Brunswick Capital Stock held by a stockholder who has properly exercised dissenters' rights with respect thereto in accordance with Sections 86 to 98, inclusive, of the MBCL (collectively, the "Dissenting Shares") shall not be converted into the applicable Per Share Merger Consideration, but each such stockholder shall be entitled to receive payment of the appraised value of such shares in accordance with the provisions of said Sections 86 through 98; provided, however, that any
                                                    --------
     Dissenting Shares
     held by a stockholder who has timely withdrawn such demand for appraisal pursuant to Section 96 of the MBCL shall thereafter be subject to conversion into the Per Share Merger Consideration, as described in Section 1.7(i) or (ii), as applicable. From and after the Effective Time, a stockholder who has properly exercised such dissenters' rights shall no longer retain any rights of a stockholder of Brunswick or the Surviving Corporation, except those provided under the MBCL.

          (b) Brunswick shall give STI (i) prompt notice of any written demands under Section 89 of the MBCL with respect to any shares of Brunswick Capital Stock, any withdrawal of any such demands and any other instruments served pursuant to the MBCL and received by Brunswick and (ii) the right to participate in all negotiations and proceedings with respect to any demands under Section 89 with respect to any shares of Brunswick Capital Stock. Brunswick shall cooperate with STI concerning, and shall not, except with the prior written consent of STI, voluntarily make any payment with respect to, or offer to settle or settle, any such demands.


            SECTION 2 - REPRESENTATIONS AND WARRANTIES OF BRUNSWICK

          Except as set forth on the disclosure schedule delivered to STI on the date hereof (the "Brunswick Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, Brunswick hereby represents and warrants to STI as follows:

          2.1   Organization.   Each of Brunswick and its Subsidiaries (as
                ------------
     defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of Brunswick and its Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation or other legal entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, business, results of operations or financial condition of Brunswick and its Subsidiaries taken as a whole. Brunswick has previously provided to STI true and complete copies of its articles of organization and bylaws as presently in effect.

          2.2   Authority to Execute and Perform Agreement.  Brunswick has the
                ------------------------------------------
     corporate power and authority to enter into, execute and deliver this Agreement and, subject to the approval of this Agreement by the stockholders of Brunswick, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Brunswick. No other corporate action on the part of Brunswick is necessary to consummate the transactions contemplated hereby other than approval of this Agreement by the stockholders of Brunswick and the filings of the Articles of Merger and Certificate of Merger. This Agreement has been duly executed and delivered by Brunswick and, subject to the foregoing, constitutes a valid and binding obligation of Brunswick, enforceable in accordance with its terms.

          2.3  Capitalization.
               --------------

               (a) Brunswick is duly authorized to issue 1,903,000 shares of Common Stock, $0.01 par value per share (the "Brunswick Common Stock"), of which 66,780 shares are issued and outstanding and 1,636 shares are held in treasury, 72,000 shares of Class A Common Stock, of which no shares are issued and outstanding, and 1,400,000 shares of Preferred Stock, $0.01 par value per share (the "Brunswick Preferred Stock"). Of the Brunswick Preferred Stock, 65,000 shares have been designated Series A Preferred Stock ("Series A Preferred"), of which 64,665 shares are issued and outstanding, 30,000 shares have been designated Series B Preferred Stock ("Series B Preferred"), of which 29,144 shares are issued and outstanding, 380,000 shares have been designated Series C Preferred Stock ("Series C Preferred"), of which 374,462 shares are issued and outstanding, and 290,000 shares have been designated Series F 10% Convertible Preferred Stock ("Series F Preferred," including 50,000 shares of the Series D 10% Convertible Preferred Stock ("Series D Preferred") and 30,000 shares of the Series E 10% Convertible Preferred Stock ("Series E Preferred") which have been reclassified as Series F Preferred), of which 278,724 are issued and outstanding (including 45,695 shares of the Series D Preferred and 24,319 shares of the Series E Preferred which have been reclassified as Series F Preferred). There are no other authorized classes of capital stock of Brunswick. All of the outstanding shares of capital stock of Brunswick have been duly issued and are validly outstanding, fully paid and nonassessable, and none of such shares has been issued in violation of any preemptive rights. Immediately prior to the consummation of the Merger, each issued and outstanding share of Brunswick Preferred Stock shall be convertible in accordance with the terms of the Brunswick articles of organization into one share of Brunswick Common Stock.

               (b) Options representing in the aggregate the right to purchase 124,720 shares of Brunswick Common Stock pursuant to the Brunswick 1993 Stock Option Plan, and warrants representing in the aggregate the right to purchase 141,980 shares of Brunswick Common Stock, are outstanding as of the date hereof.

               (c) Warrants representing in the aggregate the right to purchase 69,668 shares of Brunswick Class A Common Stock are outstanding as of the date hereof.

               (d) Except as set forth in paragraphs (a), (b) and (c) of this
     Section 2.3, or as a result of the exercise of outstanding options, warrants or rights set forth therein, there are not as of the date hereof, and as of the Effective Time there will not be, any other shares of Brunswick capital stock authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements or commitments obligating Brunswick to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities of Brunswick. Except as set forth on the Brunswick Disclosure Schedule, to the knowledge of Brunswick, there are no written shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of Brunswick.

          (e) Brunswick has previously delivered to STI a list, or lists, of the holders of Brunswick Capital Stock, warrants to purchase Brunswick Common Stock, Brunswick Class A Common Stock Warrants, the Estate Warrant and options to purchase Brunswick Common

     Stock, in each case including information with respect to the name of the holder, the type and number of securities held, the number of shares of Brunswick Common Stock (or Brunswick Class A Common Stock, as applicable) subject to such warrants and options, and the exercise prices thereof. Such list is accurate in all material respects as of the date hereof.

          2.4   Subsidiaries and Other Affiliates.
                ---------------------------------

          (a) The Brunswick Disclosure Schedule sets forth all of the Subsidiaries and the jurisdiction in which each is incorporated or organized. Except as otherwise set forth in the Brunswick Disclosure Schedule, all issued and outstanding shares or other equity interest of each Subsidiary are owned directly by Brunswick free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "Subsidiary" means any corporation or other legal entity of which Brunswick or any Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors (but shall not include STI or any STI Subsidiary (as defined below)).

          (b) Except as set forth above, there are not as of the date hereof, and at the Effective Time there will not be, any other shares of capital stock or other equity interest of any Subsidiary authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities or equity interests of Brunswick or any Subsidiary or obligating Brunswick or any Subsidiary to grant, extend or enter into any such agreement. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the capital stock of any Subsidiary.

          (c) Except for the Subsidiaries, Brunswick does not directly or indirectly own or have any investment in any of the capital stock of, and is not a party to a partnership or joint venture with, any other person.

          2.5   Financial Statements.  Brunswick has previously delivered to STI
                --------------------
     (i) the audited consolidated financial statements of Brunswick at June 30, 1995 and June 30, 1994 (including the footnotes thereto), in each case examined by and accompanied by the report of Arthur Andersen LLP, independent public accountants (the "Audited Financial Statements") and
     (ii) the unaudited balance sheet of Brunswick (the "Interim Balance Sheet") at March 31, 1996 and related statements of operations and cash flows for the period then ended (the "Interim Financial Statement"). All of such financial statements referred to in this section are collectively referred to herein as the "Brunswick Financial Statements." The Brunswick Financial Statements have been prepared from, and are in accordance with, the books and records of Brunswick and present fairly, in all material respects, the financial position and the results of operations of Brunswick and its Subsidiaries as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as otherwise stated therein, and subject, in the case of the Interim Financial Statement, to normal and recurring year-end audit adjustments, which are not, in the aggregate, material.

          2.6   Absence of Undisclosed Liabilities.  As at June 30, 1995,
                ----------------------------------
     Brunswick and its Subsidiaries had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed in the June 30, 1995 balance sheet included in the Audited Financial Statements that were not adequately reflected or reserved against on such balance sheet. Brunswick and its Subsidiaries have no such liabilities, other than liabilities (i) adequately reflected or reserved against on the June 30, 1995 balance sheet, (ii) reflected on the Interim Balance Sheet, (iii) incurred since March 31, 1996 in the ordinary course of business or (iv) disclosed in this Agreement or the Brunswick Disclosure Schedule.

          2.7   No Material Adverse Change.  Since June 30, 1995, except as
                --------------------------
     described in the Brunswick Disclosure Schedule, there has not been (i) any material adverse change in the assets, business, prospects, results of operations or financial condition of Brunswick and its Subsidiaries taken as a whole (the "Business of Brunswick") or (ii) action by Brunswick or its Subsidiaries which, if taken on or after the date hereof, would require the consent or approval of STI pursuant to Section 4.1.

          2.8   Tax Matters.
                -----------

          (a) Brunswick and its Subsidiaries have filed all tax reports and returns required to be filed by them and have paid or will timely pay all taxes and other charges shown as due on such reports and returns. Neither Brunswick nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Interim Balance Sheet is adequate for payment of any and all tax liabilities for periods ending on or before March 31, 1996 and, as of the Closing Date, all taxes due in respect of any periods of Brunswick and its Subsidiaries subsequent to March 31, 1996 (including any periods ending on or prior to the Closing Date) will have been paid or adequate reserves will have been established for the payment thereof. Neither Brunswick nor its Subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves or accruals so established. There are no tax liens on any assets of Brunswick or its Subsidiaries except liens for current taxes not yet due.

          (b) There has not been during the prior three years any audit of any tax return filed by Brunswick or any of its Subsidiaries and no audit of any such tax return is in progress and neither Brunswick nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Brunswick knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against Brunswick or any of its Subsidiaries by any taxing authority and Brunswick knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by Brunswick or any of its Subsidiaries is in force, and no waiver or agreement by Brunswick or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

          (c) Neither Brunswick nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          2.9   Compliance with Laws.
                --------------------

          (a) Brunswick and its Subsidiaries have all licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body material to the conduct of their respective businesses (collectively, "Permits"); such Permits are in full force and effect; no proceeding is pending or, to the best knowledge of Brunswick, threatened to revoke or limit any Permit; and such Permits will continue in effect after the Effective Time, and the Surviving Corporation will not be required to obtain additional Permits to conduct the business of Brunswick after the Effective Time.

          (b) Brunswick and its Subsidiaries are not in violation of any applicable law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, except for violations that would not, in the aggregate, have a material adverse effect on the Business of Brunswick. During the last three years, Brunswick has not received notice of, and there has not been any citation, fine or penalty imposed against Brunswick for, any such violation or alleged violation. To the best knowledge of Brunswick, Brunswick has not received any such notice of violation more than three years ago which has not been resolved.

          2.10  No Breach.  Except for (a) obtaining the approval of the
                ---------
     stockholders of Brunswick of this Agreement and (b) the filing of the Certificate of Merger with the State of Delaware and the Articles of Merger with the Commonwealth of Massachusetts, respectively, the execution, delivery and performance of this Agreement by Brunswick and the consummation by Brunswick of the transactions contemplated hereby will not
     (i) violate any provision of the articles of organization or by-laws of Brunswick; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which Brunswick or any of its Subsidiaries is a party or to which any of them or any of their assets is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body applicable to Brunswick or its Subsidiaries or by which any of their assets is bound;
     (iv) violate any Permit; (v) require any filing with, notice to, or permit, consent or approval of, any other governmental or regulatory body; or (vi) result in the creation of any lien or other encumbrance on the assets of Brunswick or its Subsidiaries excluding from the foregoing clauses (ii),
     (iii), (iv), (v) and (vi) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of Brunswick or on the ability of Brunswick to consummate the transactions contemplated hereby.

          2.11  Actions and Proceedings.  There are no outstanding orders,
                -----------------------
     awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against Brunswick, any Subsidiary or any of their assets. There are no actions, suits, investigations or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of Brunswick, threatened against Brunswick or any Subsidiary which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Business of Brunswick or upon the transaction contemplated hereby. To the best knowledge of Brunswick, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any such action, suit, claim, proceeding or investigation.

          2.12  Contracts and Other Agreements.  The Brunswick Disclosure
                ------------------------------
     Schedule sets forth a list of the following contracts and other agreements to which Brunswick or any Subsidiary is a party or by or to which any of them or their assets or properties are bound or subject:

          (a) any agreement or series of related agreements requiring aggregate payments by or to Brunswick or any Subsidiary of more than $50,000;

          (b) any agreement with or for the benefit of any current or former officer, director, stockholder, employee or consultant of Brunswick or any Subsidiary;

          (c) any agreement with any labor union or association representing any employee of Brunswick or any Subsidiary;

          (d) any agreement for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Brunswick or any Subsidiary to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

          (e) any agreement for the sale of any of the assets or properties of Brunswick or any Subsidiary other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

          (f) any partnership or joint venture agreement;

          (g) any agreement of surety, guarantee or indemnification, other than agreements in the ordinary course of business with respect to obligations in an aggregate amount not in excess of $50,000;

          (h) any agreement containing covenants of Brunswick or any Subsidiary not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with Brunswick or any Subsidiary or in any line of business of Brunswick or its Subsidiaries;

          (i) any agreement granting or restricting the right of Brunswick or any Subsidiary to use any Proprietary Right (as defined in Section 2.15);

          (j) any agreement with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

          (k) any agreement with any holder of securities of Brunswick or any Subsidiary as such (including, without limitation, any agreement containing an obligation to register any of such securities under any federal or state securities laws);

          (l) any agreement obligating, Brunswick or any Subsidiary to deliver services or product enhancements or containing a "most favored nation" pricing clause;

          (m) any agreement relating to the acquisition by Brunswick or any Subsidiary of any operating business or the capital stock of any other person;

          (n) any agreement requiring the payment to any person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commissions or fees to employees in the ordinary course of business);

          (o) any agreement or note relating to or evidencing outstanding indebtedness for borrowed money;

          (p) any lease, sublease or other agreement under which Brunswick or any of the Subsidiaries is lessor or lessee of any real property or equipment or other tangible property; and

          (q) any other material agreement whether or not made in the ordinary course of business.

     True and complete copies of all the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on the Brunswick Disclosure Schedule have been furnished to STI. Each of such contracts is valid, subsisting, in full force and effect, binding upon Brunswick and, to the best knowledge of Brunswick, binding upon the other parties thereto in accordance with their terms, and Brunswick and its Subsidiaries are not in default under any of them, nor, to the best knowledge of Brunswick, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a material adverse effect on the Business of Brunswick.

          2.13  Bank Accounts and Powers of Attorney.  The Brunswick Disclosure
                ------------------------------------
     Schedule identifies all bank and brokerage accounts of Brunswick and its Subsidiaries, whether or not such accounts are held in the name of Brunswick, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Brunswick and a summary of the terms thereof.

          2.14  Properties.
                ----------

          (a) Brunswick and its Subsidiaries own and have good title to all of their assets and properties reflected as owned on the June 30, 1995 balance sheet included in the Audited Financial Statements or acquired after such date, free and clear of any lien, claim or other encumbrance, except for
     (i) the liens, claims or other encumbrances reflected in the Interim Financial Statement, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business for adequate consideration since June 30, 1995, (iii) liens or other encumbrances securing the liens of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (iv) liens for taxes not yet delinquent and (v) liens, claims or other encumbrances that, in the aggregate, are not material to the Business of Brunswick.

          (b) Brunswick and its Subsidiaries do not own any real property and do not have any options or contractual obligations to purchase or acquire any interest in real property. Brunswick or a Subsidiary has a valid leasehold interest in all of the buildings, structures and leasehold improvements, and owns or has a valid leasehold interest in all equipment and other tangible property material to the conduct of their respective businesses, all of which are in good and sufficient operating condition and repair, ordinary wear and tear excepted. There is no equipment located on the premises of Brunswick or any Subsidiary that is on loan from another party.

          2.15  Intellectual Property.  Brunswick and its Subsidiaries own, or
                ---------------------
     are licensed to use, or otherwise have the right to use all patents, trademarks, service marks, trade names, logos, franchises, and copyrights, and all applications for any of the foregoing, and all technology, inventions, trade secrets, know-how, computer software and processes used in or necessary for the conduct of their respective businesses as now conducted or proposed to be conducted (collectively, the "Proprietary Rights"). A list of all such copyrights, trademarks, tradenames and patents, and all applications therefor, has been previously delivered to STI. Brunswick is not aware of any claim by any third party that the business of Brunswick or its Subsidiaries as currently conducted or proposed to be conducted infringes upon the proprietary rights of others, nor has Brunswick or its Subsidiaries received any notice or claim from any third party of such infringement by Brunswick or any of its Subsidiaries. Brunswick is not aware of any infringement by any third party on, or any competing claim of right to use or own any of, the Proprietary Rights of Brunswick and its Subsidiaries. Brunswick and its Subsidiaries have the right to use, free and clear of claims or rights of others, all customer lists and computer software used in the conduct of their respective businesses. To the best knowledge of Brunswick, none of the activities of the employees of Brunswick on behalf of Brunswick violates any agreements or arrangements which any such employees have with former employers.

          2.16  Customers.  The Brunswick Disclosure Schedule sets forth the ten
                ---------
     customers who accounted for the largest sales of Brunswick and its Subsidiaries, considered as one enterprise, for each of the fiscal years 1994 and 1995 and for the nine months ended March 31, 1996 (the "Customers"). The relationships of Brunswick and its Subsidiaries with the Customers are good commercial working relationships. No Customer has canceled or otherwise terminated its relationship with Brunswick or any of its Subsidiaries, or has during the fiscal years 1995 and 1996 or the current fiscal year decreased materially its usage or purchase of the products or services of Brunswick or any of its Subsidiaries. Brunswick does not know of any plan or intention of any Customer, and has not received any written threat or notice from any Customer, to terminate, cancel or otherwise materially and adversely modify its relationship with Brunswick or any of its Subsidiaries or to decrease materially or limit its usage or purchase of the services or products of Brunswick or any of its Subsidiaries.

          2.17  Accounts Receivable.  Subject to the allowances with respect to
                -------------------
     accounts receivable set forth on the Interim Balance Sheet, all accounts receivable reflected on the Interim Balance Sheet and all accounts receivable arising subsequent thereto, have arisen in the ordinary course of business of Brunswick or the Subsidiaries, represent valid and enforceable obligations due to Brunswick or the Subsidiaries and have been and are subject to no set-off, counterclaim or future performance obligation on the part of Brunswick or a Subsidiary.

          2.18  Inventory.  The inventory of Brunswick and its Subsidiaries is
                ---------
     and at the Effective Time will be in good and merchantable condition and saleable or usable in the manufacture of saleable finished goods in the ordinary course of business.

          2.19  Employee Benefit Plans.  The Brunswick Disclosure Schedule sets
                ----------------------
     forth a complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, stock option, stock purchase, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Plans") maintained by Brunswick or its Subsidiaries or with respect to which Brunswick or any Subsidiary has any liability or obligation. With respect to each of the Plans, Brunswick has heretofore delivered or made available to STI a copy of the Plan (including all amendments thereto), a copy of the most recent summary plan description, and a copy of the annual report, if required under ERISA, with respect to each such Plan for the last two years. Neither Brunswick nor any Subsidiary maintains or contributes to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and neither Brunswick nor any Subsidiary has any material liability under Sections 4062, 4063 or 4201 of ERISA or to the Pension Benefit Guaranty Corporation ("PBGC") (other than liability for PBCG premiums) that has not been satisfied in full. Each Plan which is intended to be qualified under either Section 401(a) or 501(c)(9) of the Code ("Qualified Plans") is so qualified. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and to the knowledge of Brunswick nothing has been done or omitted to be done with respect to any Plan that would result in any material liability on the part of Brunswick or a Subsidiary under Title I of ERISA or Section 4975 of the Code. All reports required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed. No "reportable event" as defined at
     Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any Plan subject to Title IV of ERISA. With respect to all Plans subject to Title IV of ERISA, such Plans have no unfunded benefit liabilities, all contributions to such plans under the minimum funding requirements of Section 412 of the Code have been made and all premium payments to the PBGC with respect to such plans have been made. All claims for welfare benefits incurred by employees on or before the Closing are or will be fully covered by third-party insurance policies or programs.
     Except for continuation of health coverage to the extent required under
     Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) for providing benefits after termination of employment. All payments due to each Plan and all amounts properly accrued to date as liabilities of Brunswick or any Subsidiary with respect to the Plans which have not been paid have been properly recorded on the Brunswick Financial Statements. There is no pending or threatened or anticipated claim against or otherwise involving any Plan, a related trust or any fiduciary thereof (other than routine claims for benefits), and there is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any such Plan or any fiduciary thereof.

          2.20  Employee Relations.  Brunswick and its Subsidiaries have
                ------------------
     approximately 39 full-time equivalent employees and generally enjoy good employer-employee relations. Brunswick and its Subsidiaries are not delinquent in payments to any of their respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees. Neither Brunswick, its Subsidiaries nor STI or the Surviving Corporation will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Brunswick's normal policies). No payments to directors, officers, employees, or consultants of Brunswick resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction pursuant to Section 280G of the Code. True and complete information as to all current directors, officers, employees or consultants of Brunswick and its Subsidiaries, including, in each case, name, current job title, base salary, bonus potential, commissions and termination obligations has been previously furnished to STI.

          2.21  Transactions with Management.  No executive officer or director
                ----------------------------
     of Brunswick or any of its Subsidiaries has (whether directly or indirectly through another entity in which such person has an interest, other than as the holder of less that 1% of a class of securities of a publicly traded company) any interest in (i) any property or assets of Brunswick or any of its Subsidiaries (except as a shareholder), (ii) any current competitor, customer or supplier of Brunswick or any of its Subsidiaries, or (iii) any person which is currently a party to any material contract or agreement with Brunswick or any of its Subsidiaries (other than this Agreement).

          2.22  Insurance.  The Brunswick Disclosure Schedule sets forth a list
                ---------
     of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors' and officers' and other insurance held by or on behalf of Brunswick and its Subsidiaries. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by Brunswick or its Subsidiaries, as applicable, and are in conformity with the requirements of all leases or other agreements to which Brunswick or any of its Subsidiaries is a party and, to the best knowledge of Brunswick, are valid and enforceable in accordance with their terms. Brunswick and the Subsidiaries are not in default with respect to any provision contained in any such policy or binder nor has Brunswick or its Subsidiaries failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Brunswick has not received notice of premium increase, cancellation or non-renewal of any such policy or binder.

          2.23  Brokerage.  Except as otherwise disclosed to STI in writing, no
                ---------
     broker, finder, agent or similar intermediary has acted on behalf of Brunswick in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with Brunswick or any action taken by it.

          2.24  Hazardous Materials.
                -------------------

          (a) There are no Hazardous Materials (as hereinafter defined) generated, used, disposed, handled or stored by Brunswick or any of its Subsidiaries the proper disposal of which will require any material expenditure by Brunswick or any of its Subsidiaries. There has been no transportation, generation, use, handling, storage or disposal of any Hazardous Materials in violation of common law or any applicable environmental law, or such that remediation or any other cleanup obligations could be imposed upon Brunswick or any of its Subsidiaries, at any site owned or premises leased by Brunswick or any of its Subsidiaries during the period of Brunswick's or such Subsidiary's ownership or lease or, to the best of Brunswick's knowledge, prior thereto. Nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period or, to the best of Brunswick's knowledge, prior thereto in violation of common law or any applicable environmental law or which created or will create an obligation to report, remediate or otherwise respond to such release. "Hazardous Materials" means any (i) "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act; (ii) any "hazardous substance" or "pollutant or contaminant" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act; and (iii) petroleum (including crude oil or any fraction thereof) and natural gas, liquefied natural gas or synthetic gas of pipeline quality (or mixtures of natural gas and such synthetic gas).

          (b) There is no environmental or health and safety matter that could have a material adverse effect on the Business of Brunswick. Brunswick has previously furnished to STI copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and material correspondence with any governmental agency regarding the foregoing.

          2.25  Certain Information.  The information furnished by Brunswick for
                -------------------
     inclusion in the STI Proxy Statement (as defined in Section 4.8) and the Proxy Statement/PPM (as defined in Section 4.9) (i) at the time the STI Proxy Statement is mailed to stockholders of STI, and the Proxy Statement/PPM is mailed to stockholders of Brunswick; (ii) at the time of the action of Brunswick's stockholders and STI's stockholders to adopt this Agreement; and

     (iii) at the Effective Time, including any amendments or supplements thereto, will comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), respectively, and the rules and regulations of the United States Securities and Exchange Commission (the "SEC") thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the STI Proxy Statement or the Proxy Statement/PPM).


               SECTION 3 - REPRESENTATIONS AND WARRANTIES OF STI

          Except as set forth on the disclosure schedule delivered to Brunswick on the date hereof (the "STI Disclosure Schedule"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, STI hereby represents and warrants to Brunswick as follows:

          3.1   Organization.   Each of STI and the STI Subsidiaries (as defined
                ------------
     below) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. Each of STI and the STI Subsidiaries is qualified or otherwise authorized to transact business as a foreign corporation or other legal entity in all jurisdictions in which such qualification or authorization is required by law, except for jurisdictions in which the failure to be so qualified or authorized would not have a material adverse effect on the assets, business, results of operations or financial condition of STI and the STI Subsidiaries taken as a whole.

          3.2   Authority to Execute and Perform Agreement.  STI has the
                ------------------------------------------
     corporate power and authority to enter into, execute and deliver this Agreement and, subject to the adoption of this Agreement by the stockholders of STI, to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of STI and by the directors of STI who are not affiliated with Brunswick (the "Special Committee"). The Special Committee has received the opinion, dated as of the date hereof, of Lehman Brothers as to the fairness of the Merger from a financial point of view, and such opinion, a copy of which has been delivered to Brunswick, has not been withdrawn, revoked or modified. No other corporate action on the part of STI is necessary to consummate the transactions contemplated hereby other than the adoption of this Agreement by the stockholders of STI and the filings of the Certificate of Merger and Articles of Merger. This Agreement has been duly executed and delivered by STI and, subject to the foregoing, constitutes a valid and binding obligation of STI, enforceable in accordance with its terms.

          3.3   Capitalization.  STI is authorized to issue 10,000,000 shares of
                --------------
     STI Common Stock, of which 3,088,163 shares are issued and outstanding as of the date hereof, and no shares of preferred stock. As of the date hereof, except for an aggregate of 109,777 shares of STI Common Stock reserved for issuance under various stock option plans of STI and a stock option for 32,500 shares of STI Common Stock held by the Estate of Stanley D. Sarnoff, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from STI any shares of the capital stock or any other security of STI and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. When issued in accordance with the terms of this Agreement, (i) the STI Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and (ii) the STI Merger Warrants will be duly authorized, validly issued and constitute a valid and binding obligation of STI, enforceable in accordance with its terms and any STI Common Stock issued upon exercise of the STI Merger Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

          3.4   Subsidiaries and Other Affiliates.
                ---------------------------------

          (a) The STI Disclosure Schedule sets forth all of the STI Subsidiaries and the jurisdiction in which each is incorporated or organized. All issued and outstanding shares or other equity interest of each STI Subsidiary are owned directly by STI free and clear of any charges, liens, encumbrances, security interests or adverse claims. As used in this Agreement, "STI Subsidiary" means any corporation or other legal entity of which STI or any STI Subsidiary owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote for the election of directors.

          (b) Except as set forth above, there are not as of the date hereof, any other shares of capital stock or other equity interest of any STI Subsidiary authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, claims or commitments of any nature whatsoever obligating any STI Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered, sold, repurchased or redeemed, additional shares of the capital stock or other securities or equity interests of STI or any STI Subsidiary or obligating STI or any STI Subsidiary to grant, extend or enter into any such agreement. There are no shareholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the capital stock of any STI Subsidiary.

          (c) Except for the STI Subsidiaries, STI does not directly or indirectly own or have any investment in any of the capital stock of, and is not a party to a partnership or joint venture with, any other person.

          3.5   SEC Reports.  STI has previously delivered to Brunswick its (i)
                -----------
     Annual Report on Form 10-K for the year ended July 31, 1995 (the "STI 10-K"), as filed with the SEC, (ii) all proxy statements relating to STI's meetings of stockholders held or currently scheduled to be held since July 31, 1995 and (iii) all other reports filed by STI with the SEC under the Exchange Act since July 31, 1995. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. STI has timely filed with the SEC all reports required to be filed under Section 13, 14 or 15(d) of the Exchange Act since July 31, 1995.

          3.6   Financial Statements.  The consolidated financial statements
                --------------------
     contained in the STI 10-K and in STI's quarterly report on Form 10-Q for the quarter ended April 30, 1996 (the "STI 10-Q") have been prepared from, and are in accordance with, the books and records of STI and present fairly, in all material respects, the consolidated financial condition and results of operations of STI as of and for the periods presented therein, all in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the STI 10-Q) to normal year-end adjustments, which are not, in the aggregate, material.

          3.7   Absence of Undisclosed STI Liabilities.  As at July 31, 1995,
                --------------------------------------
     STI and the STI Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (a) required to be reflected or disclosed on the consolidated balance sheet dated July 31, 1995 (or the notes thereto) included in the STI 10-K that were not adequately reflected or reserved against on such balance sheet or (b) for the payment of any dividends, or any other distribution, to the stockholders of STI. STI and the STI Subsidiaries have no such liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in STI's unaudited consolidated balance sheets (or the notes thereto) included in the STI 10-Q, (iii) incurred since July 31, 1995 in the ordinary course of business,
     (iv) disclosed in the STI Disclosure Schedule or (v) that would not, in the aggregate, have a material adverse effect on the assets, business, prospects, results of operations or financial condition of STI and the STI Subsidiaries taken as a whole (the "Business of STI").

          3.8   No Material Adverse Change.  Since July 31, 1995, there has not
                --------------------------
     been any material adverse change in the Business of STI.

          3.9   No Breach.  Except for (a) the adoption of this Agreement by the
                ---------
     STI stockholders, (b) the filing of the Merger Certificate with the State of Delaware and the filing of the Articles of Merger with the Commonwealth of Massachusetts, respectively, (c) filings under the Securities Act or the Exchange Act, (d) filings with various state blue sky authorities and (e) the filing with the Nasdaq National Market of an application for listing of the shares of STI Common Stock to be issued in the Merger or upon exercise of the STI Merger Warrants, the execution, delivery and performance of this Agreement by STI and the consummation by STI of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation or by-laws of STI; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which STI or any STI Subsidiary is a party or to which any of them or any of their assets is bound or subject; (iii) violate any law, ordinance or regulation or any order, judgment, injunction, decree or requirement of any court, arbitrator or governmental or regulatory body applicable to STI or any STI Subsidiary or by which any of their assets is bound; (iv) require any filing with, notice to, or permit, consent or approval of, any governmental or regulatory body or (v) result in the creation of any lien or other encumbrance on the assets of STI or any STI Subsidiary, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a material adverse effect on the Business of STI or on the ability of STI to consummate the transactions contemplated hereby.

          3.10  Actions and Proceedings.  Except as set forth in the STI 10-K or
                -----------------------
     the STI 10-Q, there are no actions, suits or claims or legal, administrative or arbitration proceedings pending or, to the best knowledge of STI, threatened against STI, any STI Subsidiary or any of their assets that, if adversely determined, could individually or in the aggregate have a material adverse effect upon the Business of STI or the transactions contemplated hereby. To the best knowledge of STI, there is no fact, event or circumstance now in existence that reasonably could be expected to give rise to any such action, suit, claim, proceeding or investigation.

          3.11  Certain Information.  The information furnished by STI for
                -------------------
     inclusion in the STI Proxy Statement (as defined in Section 4.8) and the Proxy Statement/PPM (as defined in Section 4.9) (i) at the time the STI Proxy Statement is mailed to stockholders of STI, and the Proxy Statement/PPM is mailed to stockholders of Brunswick; (ii) at the time of the action of Brunswick's stockholders and STI's stockholders to vote on or otherwise approve this Agreement; and (iii) at the Effective Time, including any amendments or supplements thereto, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject, if required, to a reasonable period of time for the parties hereto to take such action as may be necessary to amend or supplement the STI Proxy Statement or the Proxy Statement/PPM).

          3.12  Brokerage.  Except as otherwise disclosed to Brunswick in
                ---------
     writing, no broker, finder, agent or similar intermediary has acted on behalf of STI in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with STI or any action taken by it.


                      SECTION 4 - COVENANTS AND AGREEMENTS

          4.1   Conduct of Business.  Except with the prior written consent of
                -------------------
     STI, which will not be unreasonably withheld or delayed, and except as otherwise contemplated herein, during the period from the date hereof to the Effective Time, Brunswick shall observe the following covenants:

               (a) Affirmative Covenants Pending Closing.  Brunswick shall and
                   -------------------------------------
     shall cause its Subsidiaries to:

                   (i)   Preservation of Personnel.  Use all reasonable efforts
                         -------------------------
     to preserve intact and keep available the services of its present employees;

               (ii)  Insurance.  Use all reasonable efforts to keep in effect
                     ---------
     casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

               (iii) Preservation of the Business; Maintenance of Properties.
                     -------------------------------------------------------
     Use all reasonable efforts to preserve its business, advertise, promote and market its products and services in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill and maintain all physical properties in such operating condition as will permit the conduct of its business on a basis consistent with past practice;

               (iv)  Intellectual Property Rights.  Use all reasonable efforts
                     ----------------------------
     to preserve and protect its Proprietary Rights; and

               (v)   Ordinary Course of Business.  Operate its business solely
                     ---------------------------
     in the ordinary course in substantially the same manner as heretofore conducted.

            (b) Negative Covenants Pending Closing.  Except as set forth in
                ----------------------------------
     the Brunswick Disclosure Statement, Brunswick will not and will cause its Subsidiaries to not:

               (i)   Disposition of Assets.  Sell or transfer, or mortgage,
                     ---------------------
     pleade or create or permit to be created any security interest on, any of its assets other than in the ordinary course of business;

               (ii)  Liabilities.  Other than indebtedness or obligations to STI
                     -----------
     (A) incur any obligation or liability other than in the ordinary course of business, (B) incur any indebtedness for borrowed money in excess of $100,000 or (C) enter into any contracts or commitments involving payments by it of $100,000 or more;

               (iii) Compensation.  Except as required by applicable law or any
                     ------------
     existing employment or severance agreement, (A) manage the compensation and benefits of its officers, directors, employees and agents in a manner inconsistent with past practices, or (B) enter into or modify any agreement with any consultant, except for agreements terminable upon not more than one month's notice without liability to the Surviving Corporation that are consistent with its past practices with respect to consulting agreements;

               (iv)  Capital Stock.  Make any change in the number of shares of
                     -------------
     its capital stock authorized, issued or outstanding or issue, grant, authorize or accelerate the exercisability of, any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, or declare, or set aside or pay any dividend or other distribution with respect to any shares of its capital stock, or sell or transfer any shares of its capital stock, except upon the exercise of options outstanding on the date hereof or pursuant to any offering in progress as of the date hereof under any employee stock purchase plan or upon the exercise of outstanding warrants;

               (v)   Charter and By-Laws.  Amend its articles of organization or
                     -------------------
     by-laws;

               (vi)   Acquisitions.  Make any material acquisition of property
                      ------------
     other than in the ordinary course of business; or

               (vii)  License Agreements.  Enter into or modify any license,
                      ------------------
     technology development or technology transfer agreement with any other person or entity other than in the ordinary course of business.

               (viii) Other Material Changes.  Take any affirmative action or
                      ----------------------
     fail to take any reasonable action within its or their control as a result of which any of the changes or events listed in Section 2.12 is likely to occur.

          4.2   Corporate Examinations and Investigations.  Prior to the
                -----------------------------------------
     Effective Time, STI and Brunswick shall each be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of the other, as is reasonably necessary or appropriate in connection with its investigation of the other with respect to the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of either party's business and each party shall cooperate fully therein. No investigation by STI or Brunswick shall diminish or obviate any of the representations, warranties, covenants or agreements of the other contained in this Agreement. In order that each party may have full opportunity to make such investigation, STI and Brunswick shall each furnish the representatives of the other during such period with all such information and copies of such documents concerning its affairs as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such investigation.

          4.3   Expenses.  STI and Brunswick shall bear their respective
                --------
     expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          4.4   Authorization from Others.  Prior to the Closing Date, the
                -------------------------
     parties shall use their reasonable commercial efforts to obtain all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement.

          4.5   Consummation of Agreement.  Each party shall use its respective
                -------------------------
     reasonable commercial efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and to ensure that to the extent within its control or capable of influence by it, no breach of any of the respective representations, warranties and agreements hereunder occurs or exists on or prior to the Effective Time, all to the end that the transactions contemplated by this Agreement shall be fully carried out in a timely fashion. In connection with the foregoing, each of STI and Brunswick shall provide, and Brunswick shall use reasonable efforts to cause its stockholders to provide, to Arnold & Porter, counsel to STI, and Palmer & Dodge LLP, counsel to Brunswick, a letter setting forth facts, assumptions and representations on which Arnold & Porter and Palmer & Dodge LLP may rely in rendering their respective opinions referred to in Section 5.4.

          4.6   Further Assurances.  Each of the parties shall execute such
                ------------------
     documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. As to any agreements between the parties or their affiliates in effect as of the Effective Time that may by their terms require consent to any of the transactions contemplated in this Agreement, such consent shall be given, or the parties shall cause such consent to be given, prior to the Effective Time.

          4.7   STI Stockholder Action.  STI shall, in accordance with
                ----------------------
     applicable law and its certificate of incorporation and by-laws, use reasonable efforts to promptly obtain the requisite action of its stockholders adopting this Agreement either at a meeting (which may be the annual meeting) or by written consent and if by written consent, give notice of such adoption to its stockholders in accordance with the requirements of the DGCL and the Exchange Act. In this connection, Brunswick shall vote for or consent to adoption of this Agreement.

          4.8   STI Proxy Statement.  As soon as practicable after the date
                -------------------
     hereof, the parties shall cooperate in preparing and filing with the SEC a proxy statement or an information statement (the "STI Proxy Statement") in accordance with the requirements of the Exchange Act and Regulations 14A or 14C, as the case may be, thereunder. STI shall use reasonable efforts to
     (i) respond promptly, after consultation with Brunswick, to any comments made by the SEC with respect to the STI Proxy Statement and any preliminary version thereof and (ii) cause the STI Proxy Statement to be mailed to its stockholders at the earliest practicable date after its clearance with the SEC.

          4.9   Brunswick Proxy Statement/PPM; Questionnaire.  As soon as
                --------------------------------------------
     practicable after the date hereof, the parties shall cooperate in the preparation of a (i) proxy/information statement of Brunswick and private placement memorandum of STI (the "Proxy Statement/PPM") for Brunswick's stockholder action referred to in Section 4.10 and (ii) the Questionnaire. Prior to the taking of action by Brunswick's stockholders on the Agreement, STI shall use its reasonable efforts to qualify the shares of STI Common Stock and the STI Merger Warrants to be issued in connection with the Merger under applicable state securities or "blue sky" laws; provided, however, that STI shall not be obligated to qualify as a foreign corporation or to execute a general consent to service of process in any state in which it has not previously so qualified or has not previously so consented.

          4.10  Brunswick Stockholder Action.  Brunswick shall, in accordance
                ----------------------------
     with applicable law and its articles of organization and by-laws:

                      (i) duly hold a meeting of its stockholders as soon as practicable after the availability of the Proxy Statement/PPM for the purpose of considering and acting on this Agreement or, in lieu thereof, obtain the unanimous written consent of its stockholders to the approval of this Agreement;

               (ii) subject to their fiduciary duties under applicable law as advised by independent counsel, include in the Proxy Statement/PPM the recommendation of its Board of Directors that stockholders of Brunswick vote in favor of approving this Agreement; and

               (iii) use reasonable efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement/PPM (B) to cause the Proxy Statement/PPM and the Questionnaire to be mailed to its stockholders at the earliest practicable time after they become available and (C) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

          4.11  Brunswick's Compliance with Exchange Act.  All filings made by
                ----------------------------------------
     Brunswick after the date hereof pursuant to the Exchange Act with respect to its beneficial ownership of STI Common Stock will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.12  STI's Compliance with Exchange Act.  All filings made by STI
                ----------------------------------
     after the date hereof pursuant to the Exchange Act will be made in a timely fashion, will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.13  Public Announcements and Confidentiality.  Any press release or
                ----------------------------------------
     other information provided to the press or any third party with respect to this Agreement or the transactions contemplated hereby shall require the prior approval of STI and Brunswick, which approval shall not be unreasonably withheld, provided that a party shall not be prevented from making such disclosure as it shall be advised by counsel is required by law. Each party shall keep confidential and shall not use in any manner any information or documents obtained from the other concerning its assets, properties, business and operations, unless readily ascertainable from public information, already known or subsequently developed by such party independently, received from a third party not under an obligation to keep such information confidential or otherwise required by law.

          4.14  Indemnification by STI.  After the Effective Time, the Surviving
                ----------------------
     Corporation shall indemnify and hold harmless each former officer and director of Brunswick with respect to actions taken or omitted to be taken prior to the Effective Time, to the extent such person is entitled to indemnification under the articles of organization and by-laws of Brunswick as in effect on the date hereof.

          4.15  Registration Statement.  As soon as practicable consistent with
                ----------------------
     maintenance of an exemption under Section 4(2) of the Securities Act for the offer and sale of STI Common Stock pursuant to the Merger, STI shall prepare and file with the SEC a registration statement on Form S-3 or other appropriate form under the Securities Act (the "Registration

     Statement") on behalf of Brunswick's stockholders who have returned an appropriately completed Questionnaire for the purpose of registering the resale of the shares of STI Common Stock to be received in connection with the Merger or upon exercise of the STI Merger Warrants (the "Selling Stockholders"). STI shall perform its obligations with respect to such Registration Statement as set forth in the Questionnaire.


              SECTION 5 - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     OF EACH PARTY TO CONSUMMATE THE MERGER

          The respective obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

          5.1   Consents and Approvals.  All required approvals of the
                ----------------------
     stockholders of Brunswick and of STI and all consents and waivers referred to in Sections 2.10 and 3.9 of this Agreement or in the corresponding sections of each party's Disclosure Schedule shall have been obtained.

          5.2   Absence of Order.  No restraining order or injunction of any
                ----------------
     court which prevents consummation of the Merger shall be in effect.

          5.3   Nasdaq Listing.  The shares of STI Common Stock to be issued in
                --------------
     the Merger or upon exercise of the STI Merger Warrants shall have been qualified on the Nasdaq National Market.

          5.4   Tax Opinions.  STI and Brunswick shall have received opinions
                ------------
     from Arnold & Porter, counsel to STI, and Palmer & Dodge LLP, counsel to Brunswick, dated the Closing Date and addressed to STI and Brunswick, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, or set forth in writing elsewhere and referred to therein, for federal income tax purposes:

          (a) the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code;

          (b) gain, if any, realized by a holder of Brunswick Preferred Stock upon the exchange of his Brunswick Preferred Stock for STI Common Stock and STI Merger Warrants will be recognized, but in an amount not in excess of the fair market value of the STI Merger Warrants received;

          (c) no gain or loss will be recognized by a holder of Brunswick Common Stock upon the exchange of his Brunswick Common Stock solely for STI Common Stock; and

          (d) cash received in lieu of a fractional share of STI Common Stock by a holder of Brunswick Capital Stock will be treated as a payment in redemption of the STI fractional share, and the holder of such stock will recognize gain or loss in an amount equal to the difference between the cash payment received less the stockholder's adjusted basis allocable to the fractional share. Such gain or loss generally will be treated as capital gain or loss assuming such STI fractional share would have been a capital asset in the hands of the stockholder.

          5.5   Employment Agreement.  The Surviving Corporation shall have
                --------------------
     entered into an employment agreement with James H. Miller (the "Executive") in form and substance satisfactory to the Surviving Corporation and the Executive superseding the Executive's current employment agreements with STI and Brunswick.


             SECTION 6 - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                          STI TO CONSUMMATE THE MERGER

          The obligation of STI to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

          6.1   Representations, Warranties and Covenants.  The representations
                -----------------------------------------
     and warranties of Brunswick contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement) and there shall not have been any material adverse change in the Business of Brunswick. Brunswick shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Brunswick shall have delivered to STI a certificate, dated the Closing Date, to the foregoing effect.

          6.2   Questionnaires.  STI shall have received a Questionnaire in
                --------------
     proper form from each securityholder of Brunswick.

          6.3   Opinion of Counsel to Brunswick.  STI shall have received the
                -------------------------------
     opinion of Palmer & Dodge LLP, counsel to Brunswick, dated the Closing Date and in form and substance reasonably acceptable to STI.

          6.4   Merger Documents.  Brunswick shall have executed and delivered
                ----------------
     the Articles of Merger and the Certificate of Merger referred to in Section 1.2.

          6.5   Dissenting Shares.  The Dissenting Shares shall not exceed three
                -----------------
     percent (3%) of Brunswick's capital stock issued and outstanding on the Closing Date.

          6.6   Certificates.  Brunswick shall have furnished STI with such
                ------------
     certificates of public officials and of Brunswick officers as may be reasonably requested by STI.

          6.7   Comfort Letter.  STI shall have received from Arthur Andersen
                --------------
     LLP a letter, dated not more than five days prior to the Closing Date, with respect to certain financial information regarding Brunswick in form and substance which is customary in transactions of the nature contemplated by this Agreement.

             SECTION 7 - CONDITIONS PRECEDENT TO THE OBLIGATION OF
                       BRUNSWICK TO CONSUMMATE THE MERGER

          The obligation of Brunswick to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

          7.1   Representations, Warranties and Covenants.  The representations
                -----------------------------------------
     and warranties of STI contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time (with such exceptions as may be permitted under or contemplated by this Agreement). STI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time. STI shall have delivered to Brunswick a certificate, dated the Closing Date, to the foregoing effect.

          7.2   Registration Rights Agreement.  STI shall have executed and
                -----------------------------
     delivered the Questionnaire and shall have assumed in form and substance reasonably satisfactory to Brunswick the registration rights agreements of Brunswick identified in the Brunswick Disclosure Schedule.

          7.3   Opinion of Counsel to STI.  Brunswick shall have received the
                -------------------------
     opinion of Arnold & Porter, counsel to STI, dated the Closing Date and in form and substance reasonably satisfactory to Brunswick.

          7.4   Merger Documents.  STI have executed and delivered the Articles
                ----------------
     of Merger and the Certificate of Merger referred to in Section 1.2.

          7.5   Certificates.  STI shall have furnished Brunswick with such
                ------------
     certificates of public officials and of STI officers as may be reasonably requested by Brunswick.


                SECTION 8 - TERMINATION, AMENDMENT AND WAIVER

          8.1   Termination.  This Agreement may be terminated at any time prior
                -----------
     to the Effective Time, whether prior to or after approval by Brunswick's stockholders and STI's stockholders, as follows:

                (a) by STI (acting through the Special Committee) or by Brunswick upon written notice to the other party, if, without fault of the terminating party, the Effective Time shall not have occurred on or before November 30, 1996, which date may be extended by mutual consent of the Brunswick and the Special Committee on behalf of STI;

                (b) by the Special Committee upon written notice to Brunswick if Brunswick has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from the Special Committee;

                (c) by the Board of Directors of Brunswick upon written notice to STI if STI has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Brunswick;

                (d) by either party if any court of competent jurisdiction or United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

                (e) by either party if the requisite stockholder action of either party is not obtained; or

                (f) at any time with the written consent of the Special Committee and the Brunswick Board of Directors.

          8.2   Effect of Termination.  If this Agreement is terminated as
                ---------------------
     provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without liability on the part of any party, its directors, officers or stockholders, other than the provisions of this Section 8.2,
     Section 4.3 relating to expenses, and Section 4.12 relating to publicity and confidentiality to the extent provided therein. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement occurring before such termination.

          8.3   Amendment.  This Agreement may not be amended except by an
                ---------
     instrument signed by each of the parties hereto; provided, however, that after approval or adoption of this Agreement by the stockholders of Brunswick or STI, without the further approval of the stockholders of Brunswick or STI, no amendment may be made that (a) alters or changes the amount or kind of Merger consideration as provided in Section 1.7, (b) alters or changes any term of the certificate of incorporation of the Surviving Corporation or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the stockholders of Brunswick or STI, as the case may be.

          8.4   Waiver.  At any time prior to the Effective Time, any party
                ------
     hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.


                           SECTION 9 - MISCELLANEOUS

          9.1   No Survival.  None of the representations, warranties, covenants
                -----------
     and agreements of any party in this Agreement or in any certificate delivered by any party pursuant hereto shall survive the Merger, except the covenants of STI contained in Sections 4.13 and 4.14.

          9.2   Notices.  Any notice or other communication required or
                -------
     permitted hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                    (i)      if to STI, to:

                             Survival Technology, Inc.
                             2275 Research Blvd.
                             Rockville, Maryland  20850
                             Attention:  Senior Vice President-Finance
                             Tel: (301) 216-2907
                             FAX: (301) 926-6423

          with a copy to:

                             Arnold & Porter
                             555 12th Street, N.W.
                             Washington, D.C.  20004
                             Attention:  Steven Kaplan
                             Tel: (202) 942-5998
                             FAX: (202) 942-5999


                    (ii)     if to Brunswick, to:

                             Brunswick Biomedical Corporation
                             2275 Research Blvd.
                             Rockville, Maryland  20850
                             Attention:  President
                             Tel: (301) 216-2950
                             FAX: (301) 926-6423

          with a copy to:

                             Palmer & Dodge LLP
                             One Beacon Street
                             Boston, Massachusetts  02108
                             Attention:  Stanley Keller, Esq.
                             Tel: (617) 573-0217
                             FAX: (617) 227-4420

     Any party may by notice given in accordance with this Section 9.2 to the other party designate another address or person for receipt of notices hereunder.

          9.3  Entire Agreement.  This Agreement, including the Disclosure
               ----------------
     Schedules, contains the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

          9.4  Governing Law.  This Agreement is governed by the laws of the
               -------------
     State of Delaware without regard to its conflict of law provisions.

          9.5  No Third Party Beneficiaries.  Nothing in this Agreement shall be
               ----------------------------
     construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement, except that STI's covenants in Sections 4.13 and 4.14 shall inure to the benefit of the former officers and directors of Brunswick and Brunswick stockholders, respectively, as stated therein.

          9.6  Binding Effect; No Assignment.  This Agreement shall be binding
               -----------------------------
     upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of the other parties hereto.

          9.7  Variations in Pronouns.  All pronouns and any variations thereof
               ----------------------
     refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          9.8  Counterparts.  This Agreement may be executed in two or more
               ------------
     counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first stated above.


                              SURVIVAL TECHNOLOGY, INC.



                              By
                                 -----------------------------------------------
                                 Jeffrey W. Church, Sr. Vice President-Finance



                              BRUNSWICK BIOMEDICAL CORPORATION



                              By
                                 -----------------------------------------------
                                 James H. Miller, President and Treasurer

                                                                      Exhibit 6B


                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           SURVIVAL TECHNOLOGY, INC.


Survival Technology, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Survival Technology, Inc.; the original certificate of incorporation was filed on August 18, 1969 with the Secretary of State of the State of Delaware.

2. This First Amended and Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

                                   ARTICLE I
                                      NAME

The name of the Corporation is Survival Technology, Inc. (the "Corporation").

                                   ARTICLE II
                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

The address of the Corporation's registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSE

The Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV
                                 CAPITAL STOCK

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 20,000,000 shares. The authorized capital stock is divided into 2,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), 17,800,000 shares of Common Stock, $.10 par value per share (the "Voting Common Stock"), and 200,000 shares of Class A Common Stock, $.10 par value per share (the "Non-Voting Common Stock"). The Voting Common Stock and the Non-Voting Common Stock shall be identical in all respects except as set forth in Sections 4.3 and 4.4 below and shall, except as otherwise required by law, be treated as a single class.

Section 4.2.  Preferred Stock.

(a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

(b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(i)  the designation of such class or series;

(ii) the number of shares to compose such class, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding);

(iii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(iv) whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(vi) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vii) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of Directors or otherwise;

(viii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(ix) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation;
and

(x) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

Section 4.3.  Voting Common Stock.

(a) Subject to all of the powers, rights and preferences of the holders of Preferred Stock provided by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the Delaware General Corporation Law, the holders of the shares of the Voting Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the Stockholders of the Corporation.

(b) Subject to the powers, rights and preferences of any other class of stock, the holders of the Common Stock, consisting of the Voting Common Stock and the Non-Voting Common Stock, shall have the right (i) to receive dividends when, as and if properly declared by the Board of Directors in its sole discretion and
(ii) to receive ratably all the assets of the Corporation remaining after providing for the payment of the creditors of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

Section 4.4.  Non-Voting Common Stock.

(a) Voting Rights. Except as specifically required by law, the holders of the shares of Non-Voting Common Stock shall not be entitled to any vote whatsoever, but shall be entitled to notice of, and participation in, the meetings of the Stockholders of the Corporation. To the extent that the Non-Voting Common Stock is entitled to vote on the increase in the number of authorized shares of Non-Voting Common Stock, it shall vote together with the Voting Common Stock as a single class.

(b)  Conversion of Non-Voting Common Stock.

(i) At any time and from time to time, each record holder of Non-Voting Common Stock will be entitled to convert any and all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Voting Common Stock at such holder's election; provided, however, that shares of Non-Voting Common Stock may be converted into shares of Voting Common Stock only after the record holder of such shares of Non-Voting Common Stock shall have certified to the Corporation that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of Section 4 of the Bank Holding Company Act of 1956, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the bonafide sale to any purchaser (including, without limitation, an underwriter) of such shares of Non-Voting Common Stock (x) pursuant to a registration statement declared effective by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Corporation's Common Stock in a bona fide public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the bona fide sale to any purchaser of such shares of Non-Voting Common Stock in a transaction not involving a sale of the Corporation's Common Stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Voting Common Stock (including any shares converting to Voting Common Stock in accordance herewith) equaling two percent (2%) or more of the then outstanding shares of Voting Common Stock; or (3) the receipt by the Corporation of (x) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (y) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Non-Voting Common Stock may be converted into shares of Voting Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder.

(ii) Each conversion of shares of Non-Voting Common Stock into shares of Voting Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Non-Voting Common Stock) at any time during normal business hours, together with a written notice by the holder of such Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into Voting Common Stock and that such conversion is permitted in accordance herewith. Upon receipt of such statement, the Corporation shall be obligated to issue such Voting Common Stock without further inquiry. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Voting Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Voting Common Stock represented thereby.

(iii) Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (1) the certificate or certificates for the Voting Common Stock issuable upon such conversion and (2) a certificate representing any Non-Voting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(iv) The issuance of certificates for Voting Common Stock upon conversion of Non-Voting Common Stock shall be made without charge to the holders of such shares for any stamp, transfer or issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock. The Corporation shall not close its books against the transfer of Non-Voting Common Stock or of Voting Common Stock issued or issuable upon conversion of Non-Voting Common Stock in any manner which would interfere with the timely conversion of Non-Voting Common Stock.

                                   ARTICLE V
                              STOCKHOLDER ACTIONS

Section 5.1. Written Consent. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof, any action required or permitted to be taken by the Stockholders of the Corporation at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, but only if consents in writing, setting forth the action so taken, have been signed by the holders of all of the outstanding stock entitled to vote thereon at a meeting at which all shares entitled to vote thereon were present and voted.

Section 5.2. Stockholder Meetings. Meetings of Stockholders may be held within or without the State of Delaware, as the By-Laws may provide.

Section 5.3. Special Stockholder Meetings. Special Meetings of Stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.

Section 5.4. Form of Ballot. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

Section 6.1. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 6.2. Meetings of the Board. Meetings of the Board of Directors may be held within or without the State of Delaware, as the By-Laws may provide.

Section 6.3. Number of Directors. The number of Directors constituting the Board of Directors shall be as specified in or determined pursuant to the By-Laws of the Corporation.

Section 6.4. Classes, Election and Term. The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1997 fiscal year, the initial term of office of the second class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1998 fiscal year and the initial term of office of the third class of Directors to expire at the Annual Meeting of Stockholders to be held after the end of the Corporation's 1999 fiscal year. Commencing with the Annual Meeting of Stockholders to be held after the end of the Corporation's 1997 fiscal year, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of Directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

Section 6.5. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and any Directors so appointed shall hold office until the next election of the class for which such Directors have been chosen and until their successors are elected and qualified.

Section 6.6. Removal. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any Directors elected by the holders of such class or series, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

Section 6.7. Constituencies. In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its Stockholders, the Board of Directors of the Corporation, any committee of the Board of Directors or any individual Director may, but shall not be required to, in addition to considering the long-term and short-term interests of the Stockholders, consider all of the following factors and any other factors which it or they deem relevant: (i) the social and economic effects of the matter to be considered on the Corporation and its subsidiaries, its and their employees, customers, and creditors and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another Person or Persons to make abusiness combination or a tender or exchange offer or any other proposal relating to a potential change of control of the Corporation, (x) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities in which the Corporation and its subsidiaries operate or are located, (y) the competence, experience, and integrity of the acquiring Person or Persons and its or their management, and (z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this

Section 6.7 shall be deemed solely to grant discretionary authority to the Directors and shall not be deemed to provide to any constituency the right to be considered. The term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person."

                                  ARTICLE VII
                                INDEMNIFICATION

Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

(a)  that he or she is or was a director or officer of the Corporation, or

(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the Delaware General Corporation Law. The persons indemnified by this
Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article VII:
(i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law, this Article VII, and the By-laws, include the right to have paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 7.2. Agents and Employees. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

Section 7.3. Undertakings for Advances of Expenses. An advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise; provided, however, that no such advance need be made in any particular case in which the Board of Directors determines, at any time, that based on the information then known, the Director or officer is not entitled to indemnification.

Section 7.4. Partial Indemnification. If the indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes to which the indemnitee is entitled.

Section 7.5.  Indemnification Procedure; Determination of Right to
Indemnification.

     (a) Promptly after receipt by the indemnitee of written notice of the commencement of any proceeding, the indemnitee will, if a claim in respect thereof is to be made against the Corporation in accordance herewith, notify the Corporation of the commencement thereof. The omission so to notify the Corporation (i) will relieve it from any liability which it may have to the indemnitee hereunder only to the extent that the Corporation is able to establish that its ability to avoid such liability was materially prejudiced by such omission and (ii) will not relieve it from any liability which it may otherwise have to the indemnitee.

(b) If a claim for indemnification under this Article VII is not paid in full by the Corporation within sixty days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or inpart in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the Delaware General Corporation Law (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under this
Article VII or otherwise, shall be on the Corporation.

(c) The Corporation shall not be obligated to indemnify or advance expenses to the indemnitee under this Article VII in connection with a proceeding (or part thereof) initiated or brought voluntarily by the indemnitee (other than to enforce the rights to indemnification hereunder) unless the initiation thereof was approved by the Board of Directors of the Corporation.

(d) In the case of a settlement of a proceeding by an indemnitee, the payment of amounts and indemnification thereof shall be approved, in advance, by the Corporation, which approval shall not be unreasonably withheld, or by a court of competent jurisdiction.

Section 7.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.7. Binding Effect; Successors and Assigns. The indemnification and advance of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

Section 7.8.  Severability.  In the event that any of the provisions of this
Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Section 7.9. Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS

As to any act or omission occurring after this provision becomes effective, a Director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

                                   ARTICLE IX
                            BOOKS OF THE CORPORATION

The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE X
                                   COMPROMISE

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI
                              AMENDMENT OF BY-LAWS

The Board of Directors shall have power to adopt, amend, alter, change and repeal any By-Laws of the Corporation by vote of the majority of the Board of Directors then in office. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law), any adoption, amendment, alteration, change or repeal of any By-Laws by the holders of capital stock of the Corporation shall require the affirmative vote of either: (a) the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, or (b) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting as a single class, if such adoption, amendment, alteration, change or repeal has been previously recommended by a vote of the Continuing Directors. For the purposes of this Certificate of Incorporation, Continuing Director shall mean either (x) an individual who was a member of the Board of Directors prior to the time any Person after [_____ ___,] 1996 acquired 25% or more of the voting power of any voting securities of the Corporation or (y) an individual designated (before his or her initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

                                  ARTICLE XII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof and which relate to such class or series of Preferred Stock, any amendment, alteration, change or repeal of Articles IV, V, VI, XI and XII hereof shall require the affirmative vote of either: (a) the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, or (b) the holders of a majority of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting as a single class, if such amendment, alteration, change or repeal has been previously recommended by a vote of the Continuing Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to
Article IV hereof and which relate to such class or series of Preferred Stock, any other amendment, alteration, change or repeal of any other provision of this Certificate of Incorporation shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                  ARTICLE XIII
                                  SEVERABILITY

In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

I, THE UNDERSIGNED, being the duly elected Chief Executive Officer of the Corporation, do on behalf of the Corporation make this First Amended and Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand this ___ day of ___, 1996.



By:
   -----------------------------
James H. Miller
Chief Executive Officer

                                                                      Exhibit 6C

                           SURVIVAL TECHNOLOGY, INC.


                                    BY-LAWS
                        (Restated Through ____ __, 1996)

                                   ARTICLE 1.
                                    OFFICES

1.1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.
                            MEETINGS OF STOCKHOLDERS

2.1. All meetings of the Stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2. An annual meeting of Stockholders shall be held on the first day of November, if not a legal holiday, and if a legal holiday then on the next secular day following, at 10:00 a.m., local time, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the Stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3. Special meetings of the Stockholders for any purpose or purposes may be called at any time only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice of the meeting pursuant to Section 2.4 of these By-Laws.

2.4. Written notice of the annual or any special meeting of the Stockholders shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (unless a different time is specified by law). The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Any such notice may be waived and shall be deemed waived by any Stockholder who signs a written waiver of such notice before or after the time stated therein, or by any Stockholder who attends the meeting unless at the beginning of the meeting or promptly upon arrival, the Stockholder objects to the holding of the meeting or the transacting of specified business at the meeting.

2.5. At all meetings of the Stockholders, the holders of stock having a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the chairman of the meeting or the holders of stock having a majority of the voting power of the stock entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting or as may be required under the Delaware General Corporation Law, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6. When a quorum is present at any meeting, all elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by statute or as provided for in the Certificate of Incorporation or these By-Laws. Abstentions shall not be considered to be votes cast.

2.7. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each such Stockholder and the
number of shares registered in the name of each such Stockholder.   Such list
shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

2.8. Except as provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of Stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing have been signed by the holders of all of the outstanding stock entitled to vote thereon at a meeting at which all shares entitled to vote thereon were present and voted.

2.9. Votes by written ballot at any meeting of Stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, and may count the votes and declare the result.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

2.10. (a) No proposal for a Stockholder vote shall be submitted by a Stockholder (a "Stockholder Proposal") to the Corporation's Stockholders unless the Stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended through the date of adoption of these By-Laws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and Stockholders of the Corporation to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the Stockholder meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the Stockholders meeting determines that the information provided in a Stockholder Proposal does not satisfy the informational requirements of these By-Laws or is otherwise not in accordance with law, the Secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.10, then such proposal shall not be presented for action at the meeting in question.

          (b) Only persons who are selected and recommended by the Board of Directors or a committee thereof, or who are nominated by Stockholders in accordance with the procedures set forth in this Section 2.10, shall be eligible for election, or qualified to serve, as Directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of Stockholders at which Directors are to be elected may be made by any Stockholder of the Corporation entitled to vote for the election of Directors at that meeting by compliance with the procedures set forth in this
Section 2.10. Nominations by Stockholders (the "Nominating Stockholders") shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his responsibilities and level of professional competence as may be sufficient to permit assessment of his prior business experience; (C) whether the nominee is or has ever been at any time a Director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Nominating Stockholder and any Persons acting in concert with such Nominating Stockholder
(x) the names and business addresses of such Nominating Stockholder and Persons,
(y) the names and addresses of such Nominating Stockholder and Persons as they appear on the Corporation's books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Nominating Stockholder and Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a Director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any Stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-Laws, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

          (c) Nomination Notices and Stockholder Proposals for an annual Stockholders meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the time permitted for submission of a stockholder proposal for inclusion in the Corporation's proxy statement for the corresponding meeting of stockholders pursuant to Rule 14a-8(a)(3) of the Securities Exchange Act of 1934, as amended or any successor thereto. Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at either of the principal executive offices of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of Stockholders was given if the Nomination Notices or Stockholder Proposals are to be submitted at a special Stockholders meeting.

                                   ARTICLE 3.
                               BOARD OF DIRECTORS

3.1. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

3.2. The number of Directors that shall constitute the whole Board shall be the number from time to time fixed exclusively by a vote of a majority of the Board of Directors then in office, which number shall not be less than one. The Board by resolution may from time to time increase or decrease the number of Directors to any number not less than one, provided that any reduction in the number of Directors shall not have the effect of shortening the term of any Director in office at the time such resolution becomes effective and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval of at least sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors then in office. The phrase "the whole Board," as used in these By-Laws, shall refer to the total number of Directors which the Corporation would have if there were no vacancies. The Directors shall be elected at the Annual Meeting of the Stockholders as provided in Section 6.4 of the Certificate of Incorporation, except as provided in
Section 3.3 of these By-Laws, and each Director elected shall hold office until removal or resignation or until his successor is elected and qualified. A director may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer or to the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

3.3. Any or all of the Directors may be removed only for cause by the Stockholders, as provided for in the Certificate of Incorporation.

3.4. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the remaining Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next election of the class for which such Directors have been chosen and until their successors are duly elected and qualified. If at any time there are no Directors in office, by reason of death, resignation or other cause, then any Stockholders or any executor or administrator or other fiduciary entrusted with like responsibility for the estate of a Stockholder may call a special meeting of the Stockholders to elect a Board of Directors. If at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder or Stockholders holding at least ten percent of the total number of the shares outstanding at the time and having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

                       MEETINGS OF THE BOARD OF DIRECTORS

3.5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of Stockholders.

3.7. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or upon the written request of a majority of the whole Board on two days' notice to each Director, either personally or by telephone, or on four days' notice by mail (computed from the date of mailing). Any such notice may be waived and shall be deemed waived by any Director who signs a written waiver of such notice before or after the time stated therein or who is present at a meeting of the Board of Directors when a vote on any matter is taken unless at the beginning of the meeting or promptly upon arrival, the Director objects to the holding of the meeting or the transacting of specified business at the meeting.

3.8. At all meetings of the Board, a majority of the Directors constituting the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

3.10. A Director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the Director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

          THE CHAIRMAN OF THE BOARD AND THE VICE-CHAIRMAN OF THE BOARD

3.11. The Board of Directors, at its first meeting following the annual meeting of Stockholders in each year, or at such other time when there shall be a vacancy, shall elect one of its members as Chairman of the Board, and may elect one of its members as Vice-Chairman of the Board; each to serve for one year or until his successor is elected and qualified. The Chairman of the Board shall preside at all meetings of the Stockholders, except as the Board may otherwise determine, and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors and by these By-Laws. The Vice-Chairman of the Board, if one is elected, shall, in the absence of the Chairman of the Board, preside at the meetings of the Stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board of Directors. In the absence of the Chairman of the Board and the Vice-Chairman, if any, those members of the Board who are present shall choose from among themselves a person to preside at the meeting of the Board.

                            COMMITTEES OF DIRECTORS

3.12. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution passed by a majority of the whole Board, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and as limited by the Delaware General Corporation Law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, except as otherwise provided to the extent that there shall have been designated alternate members who shall be present, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as requested by the Board of Directors.

                           COMPENSATION OF DIRECTORS

3.13. The Board of Directors shall have the authority to fix the compensation to be paid to Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or of any committee of the Board of Directors, in addition to a fixed sum for attendance at each such meeting and/or a stated salary as Director or committee member. Unless otherwise provided by the Board of Directors, no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE 4.
                                    OFFICERS

4.1. The Board of Directors shall elect the officers of the Corporation, which shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, at the first meeting of the Board following each annual meeting of the Stockholders. The Board may from time to time also elect one or more Vice-Presidents in such gradations as the Board of Directors may determine, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, or it may delegate the authority to appoint such officers and agents to an officer subject to the control of the Board of Directors. Any number of offices may be held by the same person.

4.2. Unless otherwise provided in the resolution of election or appointment, the officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof. Any officer, servant or agent of the Corporation may be removed at any time with or without cause by the Board of Directors or by the officer having power to appoint the successor of the person being removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article.

4.3. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to a committee or designated officers of the Corporation.

4.4. The duties and powers of the officers of the Corporation shall be as provided in these By-Laws or as defined in the resolutions appointing them, or shall be those duties and powers customarily exercised by corporate officers holding such offices.

4.5. The Chief Executive Officer of the Corporation shall have general charge and supervision of its business. He shall preside at all meetings of the Stockholders and at meetings of the Board of Directors in the absence of the Chairman and the Vice-Chairman of the Board, if any, if they were to preside; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall have such other powers and duties as normally pertain to his office or as shall be prescribed by the Board of Directors.

4.6. Unless otherwise specified by the Board of Directors, the President of the Corporation shall be the Chief Executive Officer of the Corporation. If a person other than the Chief Executive Officer, the President shall have such powers and perform such duties as may be assigned from time-to-time by the Board of Directors or by the Chief Executive Officer, subject to the powers and control of the Board of Directors.

4.7. The Vice-Presidents, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe by standing or special resolution, or the Chief Executive Officer may from time to time provide, subject to the powers and the control of the Board of Directors.

4.8. The Secretary of the Corporation or an Assistant Secretary, as designated by the Chairman of the Board or other presiding officer, or another person so designated, shall act as secretary and record the minutes of meetings of the Board of Directors and committees thereof and of the Stockholders. Unless given by another authorized officer, the Secretary shall give, or cause to be given, notices of all meetings of Stockholders and Directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary (or any Assistant Secretary). The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general or special authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be.

4.9. The Assistant Secretary, if there be any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.

4.10. Unless the Board of Directors shall designate another officer, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and may deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories, as the Board of Directors may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board of Directors. He shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Treasurer may act with the assistance of such Assistant Treasurers, if any, or such other employees of the Company as he may reasonably designate.

4.11. The Assistant Treasurer, if there be any, or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.

4.12. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

4.13. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

                                   ARTICLE 5.
                             CERTIFICATES OF STOCK

5.1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

5.2. The Board of Directors may in its discretion direct, or vest in the officers of the Corporation the power to direct, that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require, or vest in the officers of the Corporation the power to require, that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Corporation may refuse to issue a new certificate except as ordered by the Court of Chancery of Delaware.

                               TRANSFERS OF STOCK

5.3. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

5.4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

5.5. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall be a permitted record date under the Delaware General Corporation Law with respect to such meeting or action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

5.6. The Corporation shall be entitled to recognize a person registered as the owner of shares on its books as being the owner of such shares for the purpose of receiving dividends, voting those shares, and being accorded all other rights and liabilities of an owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. Every Stockholder shall furnish to the Corporation his address, and the Corporation may rely for all purposes upon the address of such Stockholder so furnished to it. If any Stockholder shall not furnish the Corporation with his address, his address shall be presumed to be at the registered office of the Corporation, in its care.

                                   ARTICLE 6.
                               GENERAL PROVISIONS
                                   DIVIDENDS

6.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

6.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  FISCAL YEAR

6.3. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                 CORPORATE SEAL

6.4. The corporate seal shall be in such form as the Board of Directors may prescribe.

                     VOTING OF STOCK IN OTHER CORPORATIONS

6.5. Any shares of stock or other securities in any other corporation or organization, with respect to which the Corporation may from time to time have the right to vote or to give approvals, ratifications or consents may be represented and voted at any meeting of security holders of such other corporation or organization, or approvals, ratifications or consents may be given with respect thereto, by the Chief Executive Officer of the Corporation or by the proxy or proxies appointed by the Chief Executive Officer, or by any other person appointed by resolution of the Board of Directors, of which resolution a certified copy under the seal of the Corporation shall be conclusive evidence.

                    POSITION WITH CORPORATION NOT TO IMPOSE
                     DUTY TO REFRAIN FROM EXERCISING RIGHTS

6.6. No person who is an officer, Director or controlling Stockholder of the Corporation shall be deemed to be under any disability, by reason of his status as such officer, Director or controlling Stockholder, from exercising as against the Corporation any rights or privileges whatsoever which he may enjoy under the terms of any provision of any certificate of incorporation, by-law, resolution or contract, in his personal capacity (including his capacity as a fiduciary for another person or persons); and any such officer, Director or controlling Stockholder may exercise any such rights or privileges as fully as if such person were not such officer, Director or controlling Stockholder.

                                  ARTICLE 7.
                                  AMENDMENTS

These By-Laws of the Corporation may be amended, altered, changed, adopted and repealed by a vote of the majority of the Board of Directors then in office at any regular or special meeting. The Stockholders also shall have the power to amend, alter, change, adopt and repeal the By-Laws of the Corporation at any annual or special meeting pursuant to the requirements of the Certificate of Incorporation.